Exhibit 99.1

FOR IMMEDIATE RELEASE

For:                        MAF Bancorp, Inc.                                         Contacts:     Jerry A. Weberling, EVP
                               55th Street & Holmes Avenue                                            and Chief Financial Officer
                               Clarendon Hills, IL 60514

                               www.mafbancorp.com                                                         Michael J. Janssen,
                                                                                                                                Senior Vice President
                                                                                                                                Financial Officer
                                                                                                                                (630)325-7300

MAF BANCORP, INC. TO PARTICIPATE IN
KEEFE, BRUYETTE & WOODS 2007 REGIONAL BANK CONFERENCE

Clarendon Hills, Illinois, February 27, 2007 — MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Keefe, Bruyette & Woods 2007 Regional Bank Conference to be held in Boston, MA on February 28 and March 1, 2007. The Company’s presentation will be broadcast on the Internet at http://www.kbw.com/news/conferenceRegionalBank2007.html and will also be available through MAF’s website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp, which is scheduled to be delivered on Thursday, March 1, 2007 at 12:45 p.m. Central Time. The presentation will be available for thirty days following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and their surrounding areas.